Exhibit 99.1

LPL FINANCIAL REALIGNS ORGANIZATION IN SUPPORT OF

CLIENT EXPERIENCE

Managing Directors Matt Enyedi, Matt Audette take expanded roles to enrich how advisors and institutions interact with the firm

CHARLOTTE, N.C. – February 16, 2023 – LPL Financial LLC announced today Managing Directors Matt Enyedi and Matt Audette will assume expanded roles centered around client interactions and operational needs as the firm transforms how it engages with and supports its financial advisor and institution clients over time.

Taking on a new role as managing director for Client Success, Enyedi will lead a client-centered, cross-functional team responsible for fueling the sustained success and satisfaction of LPL advisors and institutions. By bringing together relationship management and growth functions with service and supervision, this alignment will provide a more integrated and consistent experience across clients’ primary touchpoints with LPL.

Leveraging Audette’s proven leadership and track record of execution, he will assume responsibility for the firm’s risk, compliance, and client operations functions in his expanded role as CFO and head of Business Operations. In addition to continuing to lead the finance organization, he will oversee teams responsible for delivering increased operational speed and an enhanced client experience, along with continued strong risk management, to advisors and institutions.

“LPL’s strategy is completely focused on the advisor-mediated marketplace, and helping the advisors and institutions in this space thrive. Our evolved operating model is built around our clients and the ways they interact with LPL,” said President and CEO Dan Arnold. “Matt Enyedi and Matt Audette are both transformational leaders with deep knowledge of our clients and their business needs. Under their leadership, we will continue to strengthen the quality of our client experience today, and ensure we are able to deliver an unmatched experience going forward.” Enyedi was most recently responsible for LPL’s National Sales and Marketing organization. In his 20-year career at LPL, he’s led the LPL Business Solutions and Wealth Management functions, in addition to launching LPL’s entry into the RIA Hybrid custody space and the LPL Private Client program. Prior to joining LPL, he worked as a financial advisor with UBS PaineWebber. Enyedi earned a Bachelor of Arts in Speech Communication and Business Administration from the University of San Diego.

Audette joined LPL in 2015 as chief financial officer and assumed responsibility for the firm’s Business Solutions offering in 2022. Prior to joining LPL, Audette served as executive vice president and chief financial officer of E*TRADE Financial Corporation. He began his career in financial services at KPMG. Audette earned a Bachelor of Science in accounting from Virginia Polytechnic Institute and State University.

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About LPL Financial

LPL Financial (Nasdaq: LPLA) was founded on the principle that the firm should work for the advisor, and not the other way around. Today, LPL is a leader in the markets we serve***, supporting more than 21,000 financial advisors, including advisors at approximately 1,100 institution-based investment programs and at approximately 500 registered investment advisor (“RIA”) firms nationwide. We are steadfast in our commitment to the advisor-centered model and the belief that Americans deserve access to personalized guidance from a financial advisor. At LPL, independence means that advisors have the freedom they deserve to choose the business model, services, and technology resources that allow them to run their perfect practice. And they have the freedom to manage their client relationships because they know their clients best. Simply put, we take care of our advisors, so they can take care of their clients.

***

Top RIA custodian (Cerulli Associates, 2020 U.S. RIA Marketplace Report). No. 1 Independent Broker-Dealer in the U.S. (Based on total revenues, Financial Planning magazine 1996-2022). Among third-party providers of brokerage services to banks and credit unions, No. 1 in AUM Growth from Financial Institutions; No. 1 in Market Share of AUM from Financial Institutions; No. 1 in Market Share of Revenue from Financial Institutions; No. 1 on Financial Institution Market Share; No. 1 on Share of Advisors (2021-2022 Kehrer Bielan Research & Consulting Annual TPM Report). Fortune 500 as of June 2021.

LPL Financial and its affiliated companies provide financial services only from the United States.

Securities and advisory services offered through LPL Financial LLC, an SEC-registered broker-dealer and investment advisor. Member FINRA/SIPC.

Throughout this communication, the terms “financial advisors” and “advisors” are used to refer to registered representatives and/or investment advisor representatives affiliated with LPL Financial LLC.

We routinely disclose information that may be important to shareholders in the “Investor Relations” or “Press Releases” section of our website.

Forward-Looking Statements

This press release includes forward-looking statements regarding LPL Financial Holdings Inc.’s (together with its subsidiaries, including LPL Financial LLC, the “Company”) plans and future results, including the expected benefits of its organizational realignment and future client experience. These forward-looking statements are based on the Company’s expectations as of February 16, 2023 and are not guarantees that the future results or expectations expressed or implied will be achieved. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, which may cause actual operating results to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: disruptions of the Company’s business or operations, or loss of personnel, which inhibit or delay the benefits that are expected to accrue to the Company and its advisors and institutions as a result of the organizational realignment; and the other factors set forth in the Company’s 2021 Annual Report on Form 10-K and any subsequent filings with the Securities and Exchange Commission. Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, and you should not rely on those statements as representing the Company’s views as of any date subsequent to the date of this press release.

Media Contact:

Media.relations@LPLFinancial.com

(805) 640-5391